EXHIBIT 1.1

(Translation)


                      REGULATION FOR HANDLING OF SHARES
                                      OF
                                  CANON INC.
                         (as amended October 1, 2000)


                          Chapter I. General Provisions

(Object)

            Article 1. With regard to the denominations of share certificates, the handling of shares of the Company and the fees therefor, what are provided for in these Regulations shall govern, pursuant to Article 8 of the Articles of Incorporation. The handling of shares relative to beneficial owners shall be as provided in Chapter IX hereof.

(Denominations of share certificates)

            Article 2. The share certificates of the Company shall be in denominations representing one share, five shares, ten shares, fifty shares, one-hundred shares, five-hundred shares, one-thousand shares and ten-thousand shares; provided, however, that in respect of any number of shares of less than one hundred, a share certificate representing such number of shares may be issued.

                    2. Not withstanding the preceding paragraph, with regard to any number of shares falling short of the number of shares to constitute one unit of shares as provided for in Article 6 of the Articles of Incorporation (hereinafter referred to as "less-than-one-unit shares"), share certificates representing such less-than-one-unit shares (hereinafter referred to as "certificates for less-than-one-unit shares") shall not be issued unless it is permitted to issue such share certificates under any law or ordinance.

(Transfer agent)

            Article 3. The transfer agent of the Company, its place of handling business and its intermediary offices shall be as follows:

                       Transfer agent:
                         Mizuho Trust & Banking Co., Ltd.
                         6-2, Marunouchi 1-chome, Chiyoda-ku, Tokyo

                       Its place of handling the business:
                         6-2, Marunouchi 1-chome, Chiyoda-ku, Tokyo
                         Head Office of Transfer Agency Department,
                         Mizuho Trust & Banking Co., Ltd.

                       Its intermediary offices:
                         Branches of Mizuho Trust & Banking Co., Ltd.
                         Head Office and Branches of Yasuda Trust & Banking Co., Ltd.

(Matters to be handled by the transfer agent)

            Article 4. Any application, request, notification, notice or the like to be made or given in respect of any procedure under these Regulations, payment of dividends or other matters the handling of which the Company has entrusted to the transfer agent shall be directed to the transfer agent.

(Method of application, request, notification and notice)

            Article 5. Any application, request, notification, notice or the like to be made or given under the preceding Article shall be in the form prescribed by the Company and affixed with the seal filed as provided in Article 12.

                    2. With respect to any application, request, notification, notice or the like under the preceding Article, when the same is made or given by an agent, a document evidencing the power of representation, and when the consent of a curator or aide is required, a document evidencing consent shall be submitted.


                      Chapter II. Registration of transfer

(Registration of transfer)

            Article 6. In case of an application for registration of transfer of shares because of assignment, the application shall be submitted in the prescribed form, together with the share certificate.

                    2. The registration of transfer of less-than-one-unit shares acquired through assignment may be applied for if and only if the acquiring party is a shareholder appearing on the register of shareholders.

                    3. In case of an application for registration of transfer of shares for causes other than assignment, the procedure under paragraph 1 shall be followed and in addition, a document evidencing the acquisition shall be submitted at the request of the Company; provided, however, that when the share certificate has not been issued, it is not necessary to submit the share certificate.

(Registration of transfer in cases otherwise provided for in laws or ordinances)

            Article 7. In case it is required to take special procedure under laws or ordinances with regard to transfer of shares, the application shall be submitted in the prescribed form, together with the share certificate and a document evidencing the completion of such procedures.


      Chapter III. Registration of Pledge and Indication of Trust Property

(Registration of pledge or cancellation thereof)

            Article 8. In case of an application for registration of a pledge or for alteration or cancellation thereof, the application shall be submitted in the prescribed form, together with the share certificate.

(Indication of trust property or cancellation thereof)

            Article 9. In case of an application for indication of trust property or for cancellation thereof, the application shall be submitted in the prescribed form, together with the share certificate.


                Chapter IV. Non-Possession of Share Certificates

(Notice of non-possession of share certificates)

            Article 10. In case of notice of non-possession of share
                        certificate, the written notice shall be submitted in the prescribed form, together with the share certificate; provided, however, that when the share certificate has not been issued, it is not necessary to submit the share certificate.

                    2. The share certificates in respect of which notice has been given under the preceding paragraph shall be treated as not issued, and shall not be deposited.

(Application for delivery of non-possessed share certificate)

            Article 11. In order for a shareholder who has given notice of non-possession of share certificate to apply for the issuance of such share certificate, he/she shall submit the application in the prescribed form; provided, however, that no such application shall be made for issuance of any certificate for less-than-one-unit shares.


                        Chapter V. Various Notifications

(Notification of addresses, names and seals of shareholders, etc.)

            Article 12. Shareholders, registered pledgees or their legal representatives shall file notification of their addresses, names and seals in the prescribed form; provided, however, that foreigners may substitute their specimen signatures for seals.

                    2. The same shall also apply in case of any change occurring in the matters notified under the preceding paragraph.

(Notification of places at which shareholders, etc. residing in foreign countries are to receive notices)

            Article 13. Shareholders, registered pledgees or their legal representatives who reside in foreign countries shall, in addition to the procedures under the preceding Article, either appoint their standing proxies or set up the places at which to receive notices, in Japan, and shall file notification of such matters.

                    2. The provisions of the preceding Article shall apply mutatis mutandis to standing proxies.

(Representative of corporation)

            Article 14. If a shareholder is a corporation, such shareholder shall file notification of its representative. In case of a change in such representative, notification shall be filed in the prescribed form, together with a certified extract of the corporate register.

(Representative of jointly-owned share)

            Article 15. The shareholders who own shares jointly shall select their representative and file notification of such representative in the prescribed form. The same shall also apply in case of any change occurring in such representative.

(Alteration of matters stated in the register of shareholders and in the share certificate)

            Article 16. When a person desires to have the matters stated in the register of shareholders and in the share certificate altered for any of the causes mentioned below, he/she shall submit the notification in the prescribed form, together with the share certificate and a document evidencing such fact; provided, however, that when the share certificate has not been issued, it is not necessary to submit the share certificate. (1) Change of family name or given name; (2) Appointment, change or discharge of legal representatives, such as a person having parental power, a guardian, etc.; (3) Change of trade name or corporate name; (4) Change of corporate organization.

               Chapter VI. Re-Issuance of Share Certificates, etc.

(Re-issuance due to division, consolidation, etc.)

            Article 17. In case of an application for issuance of new share certificates for any of the causes mentioned below, the application shall be submitted in the prescribed form, together with the share certificates; provided, however, that when the share certificates have not been issued it is not necessary to submit the share certificates.

                        (1) Division or consolidation of share certificates;

                        (2) In case a combined total of the shares
                            represented by the certificates for
                            less-than-one-unit shares and the less-than-one-unit shares for which no certificates have been issued has reached one or more units of shares in number.

                    2. In the case of the preceding paragraph, no application shall be made for the issuance of any certificate for less-than-one-unit shares.

(Re-issuance due to loss)

            Article 18. In case of an application for issuance of a new share certificate due to loss of share certificate, the application shall be submitted in the prescribed form, together with the authenticated copy or a certified copy of the judgment of annulment.

(Re-issuances due to defacement or destruction)

            Article 19. In case of an application for issuance of a new share certificate due to defacement or destruction of share certificate, the application shall be submitted in the prescribed form, together with the share certificate; provided, however, that if it is difficult to ascertain the indication on the share certificate concerned or the genuineness thereof, the procedure under the preceding Article shall be followed.


             Chapter VII. Purchase of Less-than-one-unit Shares

(Request for purchase)

            Article 20. In the event that a shareholder requests to have his/her less-than-one-unit shares purchased, the request shall be submitted, in the prescribed form, together with the share certificates; provided, however, that when the share certificates have not been issued, it is not necessary to submit the share certificates.

(Determination of purchase price)

            Article 21. The per-share purchase price of
                        less-than-one-unit shares shall be an amount equal to the final price on the market provided by the Tokyo Stock Exchange on the day on which the request is made at the transfer agent's place of handling the business or any of its intermediary offices mentioned in Article 3; provided, however, that if there is no trading on such day, such purchase price shall be an amount equal to the price at which the first sale and purchase transaction is validly concluded thereafter.

                    2. If the request for purchase is made on a holiday for the market mentioned in the preceding paragraph, such purchase price shall be an amount equal to the price at which the first sale and purchase transaction is validly concluded on the first trading day of that Exchange occurring after such holiday.

                    3. The per-share purchase price mentioned in the preceding two paragraphs multiplied by the number of the shares requested to be purchased shall be the purchase price.

(Payment of purchase price)

            Article 22. The purchase price of the shares in respect of which a request to have them purchased was received shall be paid, in principle, not later than the 6th business day of the transfer agent counting from the day following the date of determination of the purchase price, in such manner as designated in the request for purchase, subject, however, to the deduction of the purchase commission mentioned in
                        Article 25.

(Time of passing of shares)

            Article 23. The shares in respect of which a request to have them purchased was received shall pass to the Company at such time as the procedure for payment under the preceding Article has been taken.

                    2. Notwithstanding the provision of the preceding paragraph, if a request for purchase is made from the day as of which the shares become ex-dividend (including interim dividend) or ex-rights to the day as of which such dividends or rights become conclusive, no registration of transfer of such shares shall be made until the day as of which such dividend or rights become conclusive.


                             Chapter VIII. Fees

(Fee for issuance of new share certificates)

            Article 24. For issuance of new share certificates upon
                        application for delivery of share certificates not in possession or upon division, defacement or destruction of share certificates, the fee shall be in such amount as shall be equal to the amount of the stamp tax; provided, however, that no fee shall be charged in case of a division made for the Company's own reason.

(Purchase commission)

            Article 25. The purchase commission for less-than-one-unit shares shall be an amount obtainable by prorating the amount of the sale and purchase entrustment fee established by the Tokyo Stock Exchange for the number of shares constituting one unit of shares of the Company according to the number of less-than-one-unit shares purchased.


         Chapter IX. Special Handling Relative to Beneficial Owners

(Making entries in the beneficial owners list)

            Article 26. The Company shall make entries in the beneficial owners list pursuant to notifications regarding beneficial owners and beneficial owner entry forms submitted by the Japan Securities Depository Center (hereinafter referred to as "Center").

(Beneficiary owner entry form)

            Article 27. Beneficial owners shall submit the beneficial
                        owner entry forms through the participants;
                        provided, however, that in case where the total number of deposited shares is less than one unit, a beneficial owner entry form shall not be submitted.

(Matching and identification of shareholder)

            Article 28. When a shareholder stated in the register of
                        shareholders and a beneficial owner stated in the beneficial owners list is confirmed as being identical pursuant to the stated address and name, the number of shares stated in the register of shareholders and the number of shares stated in the beneficial owners list shall be added together for the purpose of such shareholder's exercise of rights.

(Various notifications of beneficial owners)

            Article 29. The provisions of Chapter V shall apply mutatis mutandis to beneficial owners; provided, however, that the submission of share certificate is not required with respect to the alteration of the matters stated in the beneficial owners list.

                    2. In the event that a beneficial owner submits the notification mentioned in the preceding paragraph, he/she shall submit the same through a participant; provided, however, that when only the filed seal is to be altered, it is not necessary to submit the notification through the participant.

(Purchase of less-than-one-unit shares of beneficial owners)

            Article 30. The provisions of Chapter VII shall apply
                        mutatis mutandis to beneficial owners; provided that in case where a beneficial owner requests its less-than-one-unit share to be purchased, he shall make the request through the participant and the Center.

(Miscellaneous)

            Article 31. Handling relative to beneficial owners shall be performed pursuant to the provisions of this chapter; provided, however, that in respect of matters which are not covered in this chapter, various regulations of the Center shall be observed.